Exhibit 32.2

Section 906 Certification

The following statement is provided by the undersigned to accompany the Form 10-Q of the MLM Index™ Fund pursuant to 18 U.S.C §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the MLM Index™ Fund

Date: November 11, 2015

By: /s/ James A. Mehling
Chief Financial Officer
Mount Lucas Management LP,
the manager of the MLM Index ™ Fund